UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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NTN Buzztime, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held June 6, 2014

To the Stockholders of NTN Buzztime, Inc.:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of NTN Buzztime, Inc. will be held at its headquarters located at 2231 Rutherford Road, Suite 200, Carlsbad, CA 92008, at 9:00 a.m. local time, on June 6, 2014 for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect five directors to hold office until the 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified;
2.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014; and
3.	Any other matters that may properly come before the annual meeting.

The record date for determining the stockholders entitled to notice of and to vote at the meeting is April 11, 2014. A list of stockholders entitled to vote at the meeting will be available for inspection at the company’s principal executive offices for at least 10 days prior to the meeting, and will also be available for inspection at the meeting.

You are cordially invited to attend the meeting in person. To obtain directions to attend the meeting and vote in person, please contact our Secretary at our principal executive offices referenced in the accompanying Proxy Statement.

April 25, 2014	BY ORDER OF THE BOARD OF DIRECTORS

/s/ Kendra Berger
Kendra Berger Chief Financial Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 6, 2014: The Proxy Statement and Annual Report to Stockholders are available at www.buzztimebusiness.com/investor-relations-financial-reports/.

Proxy Statement

Annual Meeting of Stockholders to be held June 6, 2014

GENERAL ANNUAL MEETING INFORMATION

General

The enclosed proxy is being solicited on behalf of the Board of Directors of NTN Buzztime, Inc. (“NTN Buzztime,” “we,” “us,” “our” or the “Company”) for use at our annual meeting of stockholders to be held at our headquarters located at 2231 Rutherford Road, Suite 200, Carlsbad, CA 92008, at 9:00 a.m. local time, on June 6, 2014 and at any adjournment or postponement thereof (the “Annual Meeting”), for the purposes set forth herein.

This proxy statement was first sent or given to stockholders, and was available under the “SEC Filings” section of the “Investor Relations” section of our corporate website at www.buzztimebusiness.com/investor-relations-financial-reports/ on or about April 25, 2014.

Notice of Internet Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have sent a Notice of Internet Availability of Proxy Materials to stockholders instead of mailing printed copies of the proxy materials, unless you have previously elected to receive printed copies. The Notice of Internet Availability of Proxy Materials provides instructions on how to access the proxy materials via the Internet and how to request a printed set of the proxy materials at no charge. In addition, stockholders can elect to receive future proxy materials electronically by email or in printed form by mail, and any such election will remain in effect until terminated by the stockholder. We encourage all stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the cost and environmental impact of our annual meetings.

Proposals You Are Asked to Vote on and the Board’s Voting Recommendations

The matters you will be asked to vote on and the recommendations of our Board of Directors are:

Proposal		Voting Recommendations
1.	To elect five directors to hold office until our 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified;	FOR

2.	To ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014;	FOR

Except for the proposals described above, our Board of Directors is not aware of any other matters to be presented to you for a vote at the Annual Meeting. However, if a matter requiring a vote of our stockholders is properly presented for a vote during the Annual Meeting, the recommended vote of our Board of Directors will be communicated to stockholders present at the Annual Meeting at that time.

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Record Date and Voting

We have one class of voting stock outstanding, designated common stock, $0.005 par value per share. Each share of our common stock is entitled to one vote for each director to be elected and for each other matter to be voted on at the Annual Meeting. Only holders of record of our common stock at the close of business on the record date, April 11, 2014, are entitled to notice of and to vote at the Annual Meeting. There were approximately 78,738,613 shares of our common stock outstanding as of the record date.

The proxy holders will vote all shares of our common stock represented by a properly completed and executed proxy received in time for the Annual Meeting in accordance with the stockholder’s instructions. If you submit your executed proxy but do not fill out the voting instructions on the proxy card, the shares represented by your proxy will be voted in favor of Proposals 1 and 2. With respect to any other item of business that may properly come before the Annual Meeting, the proxy holders intend to vote the shares represented by a proxy submitted by a stockholder in accordance with the recommendation of our Board of Directors. We have not received notice of any other matters that may properly be presented for a vote at the Annual Meeting.

If you hold your shares of our common stock in a stock brokerage account, or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of such shares held in street name, and these proxy solicitation materials are being furnished to you by your broker, bank or other nominee, who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your shares. If you do not submit voting instructions to your broker, bank or other nominee, your broker, bank or other nominee may generally vote your shares in its discretion on proposals designated as “routine” under the rules of the New York Stock Exchange (“NYSE”). However, a broker, bank or other nominee cannot vote shares held in street name on proposals designated as “non-routine” by NYSE rules unless you direct your broker, bank or other nominee as to how to vote your shares. Proposal 2 (the proposal to ratify the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2014) is considered a routine proposal under NYSE rules. Proposal 1 (to elect as director each of the nominees named in this Proxy Statement) is considered a non-routine proposal under NYSE rules. Accordingly, if your shares are registered in street name and you do not submit voting instructions to your broker, bank or other nominee, such party may exercise its discretion to vote your shares on Proposal 2 but will not be permitted to vote your shares on Proposal 1. If your broker, bank or other nominee exercises this discretion, your shares will be counted as present for the purpose of determining the presence of a quorum at the Annual Meeting, and your shares will constitute “broker non-votes” on Proposal 1 but will be voted on Proposal 2 in the manner instructed by your broker, bank or other nominee.

Quorum

The presence, in person or by proxy, of the holders of a majority of the shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum. Abstentions will be counted as present for purposes of determining the presence of a quorum. Similarly, persons returning executed proxy cards will be counted as present for purposes of determining the presence of a quorum even if they abstain from voting on any or all proposals. As mentioned above, shares held by brokers, banks or other nominees who vote such shares on any routine proposal will be counted as present for purposes of determining the presence of a quorum.

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How to Vote

Shareholders of Record

If you are a shareholder of record of shares of our common stock, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.
•	Via the Internet. You may instruct the proxies how to vote your shares via the internet at www.proxyvote.com. Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
•	By Telephone. You may instruct the proxies how to vote your shares by dialing 1.800.690.6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
•	By Mail. You may instruct the proxies how to vote your shares by completing the proxy card and mailing it back in the envelope provided.

Beneficial Owners of Shares Held in Street Name

If you are a beneficial owner of shares of our common stock held in street name, you may vote:

•	In person. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.
•	Other Options. You may submit your voting instructions in the manner prescribed by your broker, bank or other nominee by following the instructions provided by your broker, bank or other nominee. The options may include via the internet, by telephone and by mail.

Required Vote

Proposal 1. Election of a director requires the affirmative vote of the holders of a plurality of votes represented by the shares present in person or represented by proxy at a meeting at which a quorum is present. The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Withhold votes, abstentions and broker non-votes will not have any effect on the outcome of this proposal.

Proposal 2. The appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as our registered independent public accounting firm for the fiscal year ending December 31, 2014 will be ratified by our stockholders if a majority of the votes cast at the Annual Meeting are “FOR” the proposal.  Abstentions and broker non-votes (if any) will not have any effect on the outcome of this proposal.

The inspector of election appointed for the Annual Meeting will tabulate all votes including a separate tabulation of the affirmative and negative votes, abstentions and broker non-votes.

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Revocability of Proxies

Shareholders of Record

If you are a shareholder of record, you may revoke your proxy instructions at any time before your shares have been voted by:

•	delivering a written notice of revocation to our Secretary;
•	delivering later-dated proxy instructions (either by returning a later-dated proxy card or delivering your voting instructions again by telephone or the internet (only your latest telephone or internet voting instructions submitted before 11:59 p.m. Eastern Time on June 5, 2014 will be counted)); or
•	attending the Annual Meeting and voting in person (please note that attendance at the Annual Meeting, in and of itself, without voting in person at the Annual Meeting will not revoke your proxy instructions).

Any written notice of revocation or later-dated proxy card should be delivered by the close of business on June 5, 2014 to the address below. Alternatively, you may hand deliver a written notice of revocation or later-dated proxy to our Secretary at the Annual Meeting before voting begins.

NTN Buzztime, Inc.
Attention: Secretary
2231 Rutherford Road, Suite 200
Carlsbad, California 92008

Beneficial Owners of Shares Held in Street Name

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

Solicitation

We will bear the cost of soliciting proxies. This Proxy Statement and the accompanying proxy solicitation materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians and other nominees to beneficial owners of shares of our common stock. We may reimburse such parties for their reasonable expenses in forwarding solicitation materials to beneficial owners. We do not expect these costs to be significant. Our directors, officers or regular employees may follow up the mailing to stockholders by telephone, electronic mail or personal solicitations, but no special or additional compensation will be paid to those directors, officers or employees for doing so.

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PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

Our bylaws provide that the number of directors constituting the whole board of directors shall be determined by our Board of Directors from time to time. The number of directors as determined by our Board of Directors is currently five, and our Board of Directors currently consists of five members. Our Restated Certificate of Incorporation provides for the annual election of all of our directors. Vacancies on our Board of Directors (including vacancies created by an increase in the authorized number of directors) may be filled solely by our Board of Directors. A director appointed by our Board of Directors to fill a vacancy resulting from the death, resignation, disqualification or removal of a director would hold office for the remainder of the full term of the director whose death, resignation, disqualification or removal created such vacancy, and a director appointed by our Board of Directors to fill a vacancy resulting from an increase in the authorized number of directors would hold office until the next annual meeting of stockholders and, in each case, until such director’s successor shall have become elected and qualified.

Our Board of Directors has selected the following nominees for election as directors at the Annual Meeting. Each such nominee is currently serving on our Board of Directors and each has indicated a willingness to continue to serve as directors if elected. If any of them should decline or be unable to serve as a director, however, the proxy holders will vote for the election of another person as our Board of Directors recommends. If elected, nominees would hold office until our 2015 annual meeting of stockholders and until their respective successors are duly elected and qualified. Proxies may not be voted for a greater number of persons than the number of nominees named herein.

Name	Age (1)	Director Since
Jeff Berg	54	2008
Mary Beth Lewis	56	2009
Steve Mitgang	52	2010
Tony Uphoff	57	2013
Paul Yanover	47	2012

_________________________________

(1)	As of March 31, 2014.

The following biographical information is furnished with respect to our directors:

Jeff Berg has served as our Interim Chief Executive Officer since June 2012. He has served on our Board of Directors since August 2008 and as Chairman of our Board of Directors since November 2008. Mr. Berg is a private investor currently serving as the managing member of the General Partner of Matador Capital Partners, LP, an investment partnership that he founded in 2007. Since 2001, he has been Chairman of the Board of Directors and the lead investor in Surfline/Wavetrak Inc., a digital media business. He was also the lead director of Swell Commerce, Inc., a direct marketer of surf apparel and accessories, a company that he co-founded in 1999, until it was sold in December 2009 to Billabong International. From July 2000 to April 2001, Mr. Berg served as Interim Chief Executive Officer of Swell. He was also founder and sole stockholder of Airborne Media LLC, a specialty media company that he founded in 2006, which operates web sites and publishes magazines and other niche-market print products, and sold the majority of its assets in 2009. Between 1995 and 2000, Mr. Berg was Chairman of the Board of Directors of AccentHealth, a provider of segmented, patient education-oriented TV programming to medical waiting rooms. Mr. Berg has over 20 years of experience as a professional investor. From 1994 to 2006, he served as the Chief Investment Officer of Matador Capital Management, and prior to that time, he worked for nine years at Raymond James Financial as a securities analyst. Mr. Berg holds a B.S. in Business Administration from the University of Florida. Mr. Berg was chosen to serve on our Board of Directors because of his experience with out-of-home and digital media, as well as Mr. Berg being a significant shareholder of our Company.

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Mary Beth Lewis has served on our Board of Directors since February 2009. Ms. Lewis is currently a Senior Instructor of Marketing in the Leeds School of Business at the University of Colorado at Boulder, a position she’s held since January 2014. From August 2009 to December 2013 and also from August 2006 to May 2007, she served as an accounting instructor in the College of Business at Colorado State University. From August 2007 to January 2009, Ms. Lewis served as Chief Financial Officer of Fresh Produce Sportswear, Inc., a women’s apparel company. From October 2001 to April 2005, Ms. Lewis served as Chief Financial Officer of Noodles & Company, a restaurant chain. From September 1992 to July 2001, she served as Chief Financial Officer of Wild Oats Markets, Inc., a national natural foods grocery store chain. Ms. Lewis currently serves on the Board of Directors for eBags, Inc., an online retailer of bags and accessories, where she also serves as the chairman of its audit committee. Ms. Lewis holds two undergraduate degrees from West Virginia University: a B.A. in Psychology and a B.S. in Speech Pathology and Audiology. Ms. Lewis also holds an MBA in Accounting and Finance from the University of Pittsburgh. Ms. Lewis was chosen to serve on our Board of Directors because of her financial and corporate governance expertise and her prior experience as a chief financial officer.

Steve Mitgang has served on our Board of Directors since August 2010. Since June 2012, Mr. Mitgang has been serving as Chief Executive Officer of SmartDrive Systems, a company that provides driving intelligence solutions that improve safety, reduce collisions and improve fuel efficiency, and he also has served on SmartDrive’s Board of Directors since June 2012. Since February 2011, he also has been serving on the Board of Directors of MapMyFitness, Inc., an online business featuring fitness-oriented social networks and training applications. From 2007 to 2009, Mr. Mitgang was the President and Chief Executive Officer of Veoh Networks, an internet television company. Prior to his tenure at Veoh Networks, Mr. Mitgang worked at Yahoo! from 2003 to 2007. Mr. Mitgang joined Yahoo! after its acquisition of Overture Services, where he was the head of the Performance Marketing group. From 2001 to 2003, Mr. Mitgang was President and Chief Executive Officer of Keylime Software, a web analytics company that was acquired by Overture Services during Mr. Mitgang’s leadership. Mr. Mitgang holds a degree in Architecture from the University of California, Berkeley. Mr. Mitgang was chosen to serve on our Board of Directors because of his extensive experience in business development, marketing and advertising within the digital media and technology industries.

Tony Uphoff has served on our Board of Directors since March 2013. Since January 2013, Mr. Uphoff has been serving as Chief Executive Officer of Business.com Media, Inc., a leading online B2B solutions company. From September 2006 until June 2012, Mr. Uphoff served as Chief Executive Officer of UBM TechWeb, a provider of digital media, live event and marketing services. Prior to UBM TechWeb, Mr. Uphoff was the founder and Chief Executive Officer of Beliefnet.com, President of VNU Media's Entertainment Group and Publisher of The Hollywood Reporter and InformationWeek. Mr. Uphoff was chosen to serve on our Board of Directors because of his extensive business, marketing and media industry experience.

Paul Yanover has served on our Board of Directors since July 2012. Mr. Yanover currently serves as President of Fandango, LLC, a position he has held since October 2012. From February 2011 to September 2012 he served as President of Lookout Interactive Media, a consulting practice focused on strategy, product development, marketing and monetization for digital media, technology and entertainment companies. From June 2006 to January 2011, Mr. Yanover served as Executive Vice President and Managing Director of Disney Online. From December 2001 to June 2006 he was Senior Vice President in charge of Disney’s Parks and Resorts Online and was a founding executive of the Buena Vista Game Entertainment Studio, a startup within Disney. From July 1999 to December 2001, Mr. Yanover was co-founder and Chief Executive Officer of Ceiva Logic, a consumer electronics company. Since June 2011, Mr. Yanover has served on the board of directors of Clarity Media Group, LLC, a media company. Mr. Yanover holds a double honors Bachelor of Science degree in computer science and economics from the University of Western Ontario, and a Master of Computer Science from the University of Southern California. Mr. Yanover was chosen to serve on our Board of Directors because of his extensive experience in developing and monetizing digital media, marketing and game environments.

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Board Meetings and Committees

Our business affairs are managed by and under the direction of our Board of Directors. During 2013, our Board of Directors held seven meetings. During 2013, each director attended at least 75% of the aggregate of (i) the total number of board meetings held during such member’s service and (ii) the total number of meetings of committees of our Board of Directors on which he or she served, during the period of such member’s service. The schedule for regular meetings of our Board of Directors for each year is submitted and approved by the Board in advance.

Each committee of our Board of Directors meets as frequently and for such length of time as it deems necessary to carry out its assigned duties and responsibilities. In addition, the chairman of a committee may call a special meeting of that committee at any time if deemed advisable. We currently have two standing committees: (i) Audit and (ii) Nominating and Corporate Governance/Compensation. Our Board of Directors reviews the committees’ duties from time to time and may from time to time form new committees, revise a committee’s structure, or disband committees, depending on the circumstances.

Attendance of Directors at Annual Meeting of Stockholders

We have adopted a policy regarding attendance by members of our Board of Directors at our annual meeting of stockholders. Board members are strongly encouraged to attend the annual meeting. All of the nominees for election as directors who were then members of our Board of Directors attended our 2013 annual meeting of stockholders.

Committee Charters and Code of Ethics

Our Board of Directors has adopted charters for the Audit and the Nominating and Corporate Governance/Compensation Committees, which, among other things, outline the respective duties of the committees. Our Board of Directors has also adopted a code of ethics that applies to all of our employees, officers and directors. These materials are posted in the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztimebusiness.com/investor-relations-corporate-governance/. The information on our website is not incorporated by reference in this Proxy Statement.

Board Leadership Structure and Role in Risk Oversight

Historically and until July 2012, the leadership structure of our Board of Directors has been such that the Chairman of our Board of Directors and our principal executive officer were different individuals. Mr. Berg has served as Chairman of our Board of Directors since November 2008. Mr. Berg was appointed as our Interim Chief Executive Officer in July 2012 and continues to serve in such capacity. Although Mr. Mitgang, an independent director, replaced Mr. Berg as Chairman of the Nominating and Corporate Governance/Compensation Committee, Mr. Berg has served as both the Chairman of our Board of Directors and as our principal executive officer since July 2012. We do not currently have a lead independent director. Although the Nominating and Corporate Governance/Compensation Committee believes having different individuals serve as chairman of the board and as principal executive officer provides segregation of duties and independence, for the time being and until we find a qualified permanent chief executive officer, the Nominating and Corporate Governance/Compensation Committee and our Board of Directors believes that, in light of Mr. Berg’s interim role as our principal executive officer, it is appropriate that he serve as both the Chairman of our Board of Directors and our principal executive officer. In addition, serving as Interim Chief Executive Officer allows Mr. Berg to increase the depth of his knowledge of the issues, opportunities, and challenges facing our business, and better positions Mr. Berg to develop agendas that ensure that the time and attention of our Board of Directors are focused on the most critical matters of our business. His combined role also enables decisive leadership, ensures clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to our stockholders, employees, and customers. Our Board of Directors believes its administration of its risk oversight function to date has not been affected by having Mr. Berg serve as both the Chairman of our Board of Directors and as our principal executive officer.

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Our Board of Directors provides oversight to the management of our risk profile, including internal controls over financial reporting, credit risk, interest rate risk, liquidity risk, operational risk, reputational risk and compliance risk. Our Board of Directors monitors and manages these risks through committees in conjunction with management, our independent registered public accounting firm, and other independent advisors. Our executive officers are assigned responsibility for the various categories of risk, with our chief executive officer being ultimately responsible to our Board of Directors for all risk categories. Our executive officers periodically report to and receive input from our Board of Directors and the Audit Committee regarding material risks we face and how we plan to respond to and mitigate these risks.

Board Independence

Our Board of Directors has determined that Mary Beth Lewis, Steve Mitgang, Tony Uphoff and Paul Yanover are each “independent directors” under NYSE MKT rules.

Board Committee Composition

Audit Committee	Nominating and Corporate Governance/Compensation Committee
Mary Beth Lewis*+	Steve Mitgang+
Tony Uphoff	Tony Uphoff
Paul Yanover

_________________________________

+Chairperson

*Financial Expert

Audit Committee

We have a separately designated standing Audit Committee that operates under a written charter adopted by our Board of Directors. The role of the Audit Committee is to oversee our accounting and financial reporting processes and to oversee the audit of our financial statements. The responsibilities of the Audit Committee include the periodic review of our accounting and financial reporting and internal control policies and procedures, appointing and providing the compensation of the independent registered public accounting firm of certified public accountants to be retained as our independent auditors, reviewing the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure contained in our quarterly and annual reports filed with the Securities and Exchange Commission, or SEC, and reviewing our quarterly and audited annual financial statements. The Audit Committee is currently comprised of two non-employee directors: Ms. Lewis (chair) and Mr. Uphoff, each of whom our Board of Directors has determined is an independent director under the rules of the NYSE MKT and the Securities Exchange Act of 1934. Our Board of Directors has also determined that Ms. Lewis is an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K. The Audit Committee held four meetings during 2013.

Nominating and Corporate Governance/Compensation Committee

The Nominating and Corporate Governance/Compensation Committee is currently comprised of three non-employee directors: Mr. Mitgang (chair), Mr. Uphoff and Mr. Yanover, each of whom our Board of Directors has determined is an independent director under NYSE MKT rules. The function of this committee is to administer our benefit and equity incentive plans; determine the amount and form of compensation paid to our chief executive officer; review and administer all compensation arrangements for our other executive officers; and establish and review general policies relating to the compensation and benefits of our officers and employees. In addition, this committee identifies individuals qualified to serve on our Board of Directors; selects, or recommends that our Board of Directors select, nominees for election to our Board of Directors; and develops and implements policies and procedures that are intended to ensure that our Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and our stockholders. The Nominating and Corporate Governance/Compensation Committee held five meetings during 2013.

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Director Nominations

Our Nominating and Corporate Governance/Compensation Committee considers new candidates for our Board of Directors suggested by current members of our Board of Directors, management and stockholders. The Nominating and Corporate Governance/Compensation Committee has established qualifications for directors, including the ability to apply fair and independent judgment in a business situation and the ability to represent the interests of all our stockholders and constituencies. A director also must be free of any conflicts of interest that would interfere with his or her loyalty to the Company or our stockholders. In evaluating board candidates, the Nominating and Corporate Governance/Compensation Committee considers the foregoing qualifications as well as several other factors, including the following:

•	independence from management;
•	depth and breadth of relevant business experience, judgment and savvy;
•	age and gender diversity;
•	existing commitments to other businesses and willingness to devote adequate time to board duties;
•	potential conflicts of interests with other pursuits;
•	personal background, including past involvement in SEC inquiries, legal proceedings, criminal record, or involvement in acts of fraud or dishonesty;
•	executive compensation and/or corporate governance background, to aid the Nominating and Corporate Governance/Compensation Committee in determining whether a candidate would be suitable for membership on that committee; and
•	interplay of candidate’s experience and skills with those of other board members.

Other than as described above, the Nominating and Corporate Governance/Compensation Committee has not adopted any specific policy on the issue of considering diversity in identifying nominees for director.

Directors’ Common Stock Ownership Guidelines

To encourage directors to have a direct and material cash investment in shares of our common stock, our Board of Directors has established stock ownership guidelines for members of our Board of Directors. The ownership guidelines strongly suggest that each director hold shares of our common stock, purchased for cash, equal to the following:

•	one times the annual cash retainer for service on our Board of Directors by the second anniversary of the commencement of the director’s board service;
•	two times the annual cash retainer for service on our Board of Directors by the third anniversary of the commencement of the director’s board service; and
•	four times the annual cash retainer for service on our Board of Directors by the fifth anniversary of the commencement of the director’s board service.

At any time between the second and fifth anniversary of any director’s service on our Board of Directors, if such director is not then in compliance with the ownership guidelines set forth above, our Board of Directors, in its sole discretion, may request such director’s immediate resignation from our Board of Directors. In such event, such director must immediately deliver his or her written, unqualified resignation with immediate effect to our Board of Directors.

Director Compensation

We compensate our non-employee directors for their service in such capacity with annual retainer cash payments and equity compensation as described below. Directors who are also our employees do not receive any additional compensation for their services as directors. From time to time, a non-employee director provides us with consulting services, and we may compensate such director for such services. Our director compensation program is subject to review and renewal annually by our Board of Directors on or around the date of our annual meeting of stockholders.

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Annual Retainer and Meeting Fees

Our non-employee directors are entitled to receive an annual cash retainer in the amount of $25,000 for their services as directors. The Chairman of our Board of Directors, assuming she or he is a non-employee director, is entitled to receive an additional annual cash retainer of $20,000 for services in such capacity. Due to Mr. Berg’s appointment as our Interim Chief Executive Officer, his annual cash retainer payments (both for his service as a director and as Chairman of our Board of Directors) were discontinued since such appointment. We do not pay our non-employee directors participation fees for meeting attendance.

We pay our non-employee directors an additional annual retainer for their service on board committees as set forth in the table below. As compensation for their additional responsibilities, we pay the chairperson of each board committee a retainer larger than the retainer we pay the other members of the committee. Mr. Berg’s retainer for his membership and chairman position on the Nominating and Corporate Governance/Compensation Committee were discontinued upon his appointment as our Interim Chief Executive Officer.

Additional Annual Retainer for Board Committee Service	Chairperson	Member
Audit Committee	$10,000	$5,000
Nominating and Corporate Governance/Compensation Committee	$10,000	$5,000

Equity Compensation

As described below, we grant stock option awards to our non-employee directors upon the commencement of their service as a director and upon their re-election to our Board of Directors. The stock option awards are granted under our 2010 Performance Incentive Plan.

In connection with the commencement of a new non-employee director’s term of service, we grant to such new director a stock option to purchase 30,000 shares of our common stock. The exercise price of each of these new director stock option awards is equal to the closing market price of our common stock on the date of grant. In March 2013 we changed the vesting terms of these stock options. Until March 20, 2013, 15,000 shares of our common stock subject to the stock option grant were fully vested and exercisable on the date of grant, and the remaining 15,000 shares vested and became exercisable, subject to the director’s continued service, in equal monthly installments beginning in the month immediately following the date of grant and continuing through the date of the next annual meeting of stockholders. Effective March 20, 2013, the vesting terms provide that 15,000 shares of our common stock subject to the stock option grant are fully vested and exercisable on the date of grant, and the remaining 15,000 shares vest and become exercisable, subject to the director’s continued service, in 12 equal monthly installments beginning in the month immediately following the date of grant.

Each non-employee director who is re-elected for an additional term of service is granted an additional stock option to purchase 20,000 shares of our common stock on the date of our annual stockholder meeting. The exercise price of each of these annual stock option awards is equal to the closing market price of our common stock on the date of the annual meeting of stockholders on which it is granted and the shares subject to these awards vest and become exercisable, subject to the director’s continued service, in 12 equal monthly installments thereafter.

Stock option awards granted to non-employee directors as compensation for service on our Board of Directors expire on the earlier of 10 years from the date of grant or 90 days from the date the director ceases to serve on our Board of Directors. In the event of a change in control, as defined in the 2010 Performance Incentive Plan, the Nominating and Corporate Governance/Compensation Committee may in its discretion determine that these stock option awards shall vest and become fully exercisable as of immediately before such change in control.

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Compensation of Directors

The following table shows compensation information for all individuals who served as non-employee directors during the year ended December 31, 2013. Please see “Executive Compensation” below for information regarding compensation awarded to, earned by or paid to Mr. Berg.

2013 Director Compensation

Name	Fees Earned or Paid in Cash	Option Awards (1)	All Other Compensation	Total
Terry Bateman (2)	$5,444	$–	$–	$5,444
Mary Beth Lewis	$36,089	$4,640	$–	$40,729
Steve Mitgang	$35,000	$4,640	$–	$39,640
Tony Uphoff (3)	$27,379	$9,445	$–	$36,824
Paul Yanover	$28,911	$4,640	$–	$33,551

_________________________________

(1)	The amounts reported in this column represent the aggregate grant date fair value of stock awards and stock options granted during 2013. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 10, Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2014. As of December 31, 2013, our non-employee directors had options outstanding to purchase the following number of shares of our common stock:

Name	# of Shares Subject to Outstanding Options
Mary Beth Lewis	80,000
Steve Mitgang	90,000
Tony Uphoff	50,000
Paul Yanover	50,000

(2)	Mr. Bateman resigned from our Board of Directors effective March 20, 2013.
(3)	Mr. Uphoff was appointed to our Board of Directors on March 20, 2013.

Required Vote

The five nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected as directors. Withhold votes, abstentions and broker non-votes will not have any effect on the outcome of a nominee’s election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROPOSAL.

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PROPOSAL 2
RATIFICATION OF THE APPOINTMENT OF
THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Effective December 5, 2013, the Audit Committee of our Board of Directors appointed the firm of Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, as our independent registered public accounting firm for the fiscal year ended December 31, 2013. The Audit Committee has reappointed Squar Milner to continue as our independent registered public accounting firm for the year ending December 31, 2014. Our bylaws do not require that our stockholders ratify the selection of Squar Milner as our independent registered public accounting firm. However, we are submitting the selection of Squar Milner to our stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Squar Milner. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

Representatives of Squar Milner will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Required Vote

The appointment of Squar Milner as our registered independent public accounting firm for the fiscal year ending December 31, 2014 will be ratified by our stockholders if a majority of the votes cast at the Annual Meeting are “FOR” the proposal. Abstentions and broker non-votes (if any) will not have any effect on the outcome of this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF SQUAR MILNER TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of March 31, 2014:

Name	Age	Position(s) Held
Jeff Berg	54	Interim Chief Executive Officer
Kendra Berger	47	Chief Financial Officer
Robert Cooney	50	Chief Operating Officer
Vladimir Khuchua-Edelman	40	Chief Development Officer
Kirk Nagamine	49	Chief Revenue Officer

The following biographical information is furnished with respect to our executive officers other than Mr. Berg. For biographical information related to Mr. Berg, please see “PROPOSAL 1—ELECTION OF DIRECTORS—Nominees for Election” above.

Kendra Berger was appointed our Chief Financial Officer and Secretary in August 2006. Ms. Berger served on our Board of Directors and as Chairperson of our Audit Committee from July 2005 until August 2006. From May 2005 until August 2006, Ms. Berger was the Executive Director of Finance and Controller of Nventa Biopharmaceuticals Corporation. Prior to that, from April 2001 until May 2005, she was the Vice President, Finance and Controller of Discovery Partners International, Inc. Both Nventa Biopharmaceuticals and Discovery Partners International were publicly traded biopharmaceutical companies. Prior to joining Discovery Partners International in 2001, Ms. Berger was the Chief Financial Officer of our company. She is a licensed CPA and a graduate of Ohio University.

Robert Cooney was appointed as our Chief Operating Officer in January 2013. Mr. Cooney has been the Senior Vice President of NSM Music, Inc. (“NSM”), a digital music provider for the bar and restaurant industry, since July 2011, and he will continue to serve in that role on a part-time basis until not later than the date when he is employed by us on a full-time basis. From June 2010 to July 2011, Mr. Cooney served as a consultant to NSM. From September 2002 to April 2010, Mr. Cooney was Vice President of Marketing and Business Development for Ecast, Inc., a digital media platform for the out-of-home entertainment industry. Prior to joining Ecast, Inc., Mr. Cooney was the founder, Chief Executive Officer and Chairman of Laser Storm, Inc., a publicly traded manufacturer of laser tag game equipment for the amusement industry.

Vladimir Khuchua-Edelman was appointed our as Chief Development Officer effective as of January 1, 2014. Before that appointment, he served as our Chief Product Officer (a position he held since July 2012) and our Chief Content Officer (a position he held from February 2011 until July 2012). Prior to joining us, Mr. Edelman was Chief Marketing Officer from October 2009 to January 2011 at envIO Networks, a start-up focused on real-time behavioral targeting using social content-consumption data. From February 2006 to March 2008, Mr. Edelman held the position of Chief Executive Officer of Ansible, Interpublic Group's mobile marketing agency, a company he founded, and from September 2005 to September 2006, he was Chief Executive Officer of technology platforms provider Soapbox. Prior to Soapbox, Mr. Edelman was Vice President and General Manager for Mobile Worldwide at ESPN and Executive Producer and General Manager at CBS.com. Mr. Edelman holds an M.S. in Financial Journalism from Boston University.

Kirk Nagamine was appointed as our Chief Revenue Officer in April 2013. From January 2013 until April 2013, Mr. Nagamine performed sales consulting service for us. From March 2009 until December 2012, Mr. Nagamine was the President and Chief Executive Officer of the Central Valley Business Incubator and Water, Energy, and Technology Center at California State University of Fresno. From August 2008 until February 2009, Mr. Nagamine provided consulting services for various companies in the media industry. Mr. Nagamine holds a Bachelor of Science degree in Economics and Business Administration from St. Mary’s College in Moraga, California.

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EXECUTIVE COMPENSATION

Compensation Processes and Procedures

The Nominating and Corporate Governance/Compensation Committee of our Board of Directors, or the N&CG/C Committee, has the responsibility for determining the amount and form of compensation paid to our chief executive officer, reviewing and approving all compensation arrangements for our other executive officers, administering our company’s benefit and equity incentive plans and providing guidance over our organizational structure. Our chief executive officer presents compensation recommendations to the N&CG/C Committee with respect to the executive officers who report to him. The N&CG/C Committee may accept or adjust such recommendations. The N&CG/C Committee is solely responsible for determining our chief executive officer’s compensation while our full Board of Directors participates in evaluating the performance of our chief executive officer.

When hiring executive officers, we evaluate compensation rates by externally comparing viable candidates and referencing current public salary survey data to determine the appropriate level of salary, performance-based bonus, and/or equity incentives to present a competitive compensation package in order to attract and retain top talent. Typically, we evaluate between three and five different sources of compensation data to provide relevant market benchmark data for a given executive role. Additionally, the N&CG/C Committee has the authority to engage the services of outside advisors and experts to assist and advise the N&CG/C Committee on matters relating to executive compensation. The N&CG/C Committee did not engage the services of outside advisors or experts to assist or advise the N&CG/C Committee on any matters relating to executive compensation during 2013 or the hiring of any executive officers.

Our Named Executive Officers

Under applicable SEC rules and regulations, all individuals who served as our principal executive officer during 2013 and our two most highly compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of 2013 are referred to as our “named executive officers.” Our named executive officers for 2013 were:

Name	Title
Jeff Berg	Interim Chief Executive Officer
Barry Chandler (1)	Chief Marketing Officer
Kirk Nagamine (2)	Chief Revenue Officer

_________________________________

(1)	Mr. Chandler’s employment began on January 2, 2013, and he resigned effective January 29, 2014.
(2)	Mr. Nagamine’s employment began on April 15, 2013.

Our Named Executive Officers Compensation Overview

During 2013, our named executive officers received an annual base salary (ranging from $99,000 to $225,000), and other than Mr. Berg, they were granted equity awards and were eligible for incentive cash bonuses. No such incentive cash bonuses were earned or paid in 2013. Mr. Berg has not been granted any equity compensation in his capacity as our Interim Chief Executive Officer and he has not been eligible for an incentive cash bonus. All of our named executive officers are eligible for all benefits available to other full-time employees, in accordance with our benefit plan documents.

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Summary Compensation Table

The following table sets forth information concerning compensation during the years ended December 31, 2013 and 2012 awarded to, earned by or paid to our named executive officers.

Name and Principal Position	Year	Salary		Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Jeff Berg	2013	$99,000	(2)	$–	$–	$–	$–	$–		$99,000
Interim Chief Executive Officer and Chairman of the Board	2012	$41,250	(2)	$–	$–	$–	$–	$29,625	(3)	$70,875

Barry Chandler	2013	$199,234	(4)	$–	$–	$38,811	$–	$25,862	(5)	$263,907
Chief Marketing Officer	2012	$–		$–	$–	$–	$–	$–		$–

Kirk Nagamine	2013	$161,207	(6)	$–	$–	$48,905	$–	$75,123	(7)	$285,235
Chief Revenue Officer	2012	$–		$–	$–	$–	$–	$–		$–

_________________________________

(1)	The amounts reported in these columns represent the aggregate grant date fair value of stock awards and stock options granted during the applicable year. These amounts were calculated in accordance with FASB ASC Topic 718, Compensation – Stock Compensation, except that any estimate of forfeitures was disregarded. For a description of the assumptions used in computing the dollar amount recognized for financial statement reporting purposes, see Note 10, Stockholders’ Equity, in the Notes to the Consolidated Financial Statements contained in our Annual Report on Form 10-K filed with the SEC on March 31, 2014.
(2)	These amounts represent payments made to Mr. Berg under a consulting agreement for his services as our Interim Chief Executive Officer.
(3)	These amounts represent the annual retainer fees paid to Mr. Berg for his services as a non-employee director through June 2012. Effective July 1, 2012, Mr. Berg ceased receiving payments as a director in connection with his appointment as our Interim Chief Executive Officer.
(4)	Mr. Chandler’s employment began on January 2, 2013. Mr. Chandler resigned effective January 29, 2014.
(5)	This amount consists of $23,262 for relocation and related expenses, $2,500 for legal expenses incurred by Mr. Chandler in connection with his employment agreement and $100 for group term life insurance premiums paid on his behalf.
(6)	Mr. Nagamine’s employment began on April 15, 2013.
(7)	This amount consists of $49,998 for consulting services provided to us prior to his employment, $25,000 for relocation expenses and $125 for group term life insurance premiums paid on his behalf.

Narrative Disclosure to Summary Compensation Table

Mr. Berg

Mr. Berg was appointed as our Interim Chief Executive Officer effective as of July 2, 2012. In connection with this appointment, we entered into a consulting agreement pursuant to which we agreed to compensate Mr. Berg $8,250 per month for his services as our Interim Chief Executive Officer, which annualized equals $99,000. The annual salary of our immediately preceding former chief executive officer and president was $375,000. In addition, unlike in the past where we have awarded new executive officer hires equity awards, Mr. Berg was not granted any equity compensation in connection with his appointment as our Interim Chief Executive Officer. The term of the consulting agreement was originally scheduled to end on December 31, 2012. However, we have entered into quarterly amendments to the consulting agreement, on the same terms as the initial agreement, to extend its term for incremental three-month periods. The most recent amendment extended the term through June 30, 2014.

For so long as he is serving as our Interim Chief Executive Officer, Mr. Berg agreed to forego any compensation he would otherwise receive in consideration for his services on our Board of Directors from the date he was appointed as our Interim Chief Executive Officer. For 2013, such compensation would have been $45,000.

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Mr. Chandler

In January 2013, we hired Barry Chandler to serve as our Chief Marketing Officer. Mr. Chandler resigned effective January 29, 2014. Subsequent to his resignation, we entered into a six-month consulting agreement with Mr. Chandler to provide certain marketing services, for which we will pay Mr. Chandler $9,500 per month. We may terminate the agreement at any time upon written notice to Mr. Chandler.

The following is a summary of the terms of his employment agreement that were in effect in 2013 and through the date of his resignation. Mr. Chandler was entitled to an annual base salary of $200,000. He was eligible to receive an annual incentive bonus based on the achievement of performance objectives established by our chief executive officer. His potential annual incentive bonus amount for 2013 was 40% of his annual base salary, or $80,000. No such bonus was earned or paid for 2013. Mr. Chandler’s employment agreement also provided that he was eligible to receive additional incentive bonuses during the first three years of his employment based on the achievement of corporate and individual performance objectives. No such bonus was earned or paid for 2013.

In accordance with his employment agreement, on January 2, 2013, we granted Mr. Chandler an option to purchase 300,000 shares of our common stock at an exercise price of $0.21 per share, which was the fair market value of a share of our common stock on the date of grant. Subject to Mr. Chandler’s continued employment through the applicable vesting date, the option vests as to 25% of the total number of shares of common stock subject to the option on the first anniversary of the grant date, and the remaining 75% of the total number of shares of common stock subject to the option was to vest in substantially equal monthly installments on the same day in each of the 36 months following the anniversary date.

In addition, we granted Mr. Chandler a restricted stock grant for 250,000 shares of our common stock. The stock grant vested on July 31, 2013, the six month anniversary of the grant date.

His employment agreement provided for certain benefits upon termination of employment under specified circumstances. If we terminated his employment without “cause,” or he terminated his employment for “good reason,” then we were required to pay him any incentive bonus he had earned prior to the date of termination and, following receipt of a general release of claims executed by Mr. Chandler in our favor, an amount equal to the following: (i) $200,000 if the termination occurs within 12 months of January 2, 2013, payable in substantially equal installments on a bi-weekly basis over a period of 12 months, (ii) $150,000 if the termination occurs during the 13th month after January 2, 2013, payable in substantially equal installments on a bi-weekly basis over a period of 9 months, (iii) $100,000 if the termination occurs during the 14th month after January 2, 2013, payable in substantially equal installments on a bi-weekly basis over a period of 6 months or (iv) $50,000 if the termination occurs from the 15th to 24th month after January 2, 2013, payable in substantially equal installments on a bi-weekly basis over a period of 3 months. We would have no obligation to make, or continue to make, any payment under the preceding clauses (i) through (iv) if Mr. Chandler died. Because his employment was not terminated for “cause” or “good reason,” Mr. Chandler was not entitled to any of the foregoing payments.

Mr. Nagamine

In January 2013, we entered into a consulting agreement with Kirk Nagamine to perform certain sales services, and we paid him $49,998 for these consulting services. In April 2013, we hired Mr. Nagamine to serve as our Chief Revenue Officer. Under the terms of his offer letter, Mr. Nagamine’s annual base salary is $225,000.00. He is eligible to participate in an incentive bonus plan. In 2013, no such incentive bonuses were paid. In connection with his hiring, we granted Mr. Nagamine an option to purchase 300,000 shares of our common stock at an exercise price of $0.26 per share, which was the fair market value of a share of our common stock on the date of grant. Subject to Mr. Nagamine’s continued employment through the applicable vesting date, the option vests as to 25% of the total number of shares of common stock subject to the option on the first anniversary of the grant date, and the remaining 75% of the total number of shares of common stock subject to the option vest in substantially equal monthly installments on the same day in each of the 36 months following the anniversary date.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning equity awards held by the named executive officers that were outstanding as of December 31, 2013:

			Option Awards					Stock Awards
Name	Date of Grant		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)
Jeff Berg (1)			–	–		–		–	–

Barry Chandler	01/03/12	(2)	–	300,000	(3)	$0.21	01/02/23	–	–

Kirk Nagamine	04/15/13	(2)	–	300,000		$0.26	04/14/23	–	–

_________________________________

(1)	To date, Mr. Berg has waived all stock option grants to which he would otherwise be eligible to receive in his capacity as a non-employee director. He was not granted any equity compensation in his capacity as Interim Chief Executive Officer.
(2)	The option vests and becomes exercisable at the rate of 25% of the shares underlying the option on the first anniversary of the option grant date, and the remaining shares underlying the option vest in 36 equal monthly installments thereafter.
(3)	At the time of Mr. Chandler’s resignation effective January 29, 2014, 25%, or 75,000, of the shares underlying the option were vested and exercisable. Pursuant to his stock option agreement, Mr. Chandler has 90 days, or until April 29, 2014, to exercise the vested portion of the option, at which time, any unexercised portion will be forfeited. The portion of his option that was not vested at the time of his resignation were forfeited immediately.

Tax and Accounting Implications

Compensation paid to our chief executive officer and our two other highest compensated officers (each a "Covered Employee") is subject to a $1,000,000 annual deduction limit pursuant to Section 162(m) of the Internal Revenue Code, as amended. This deduction limit does not apply to compensation that qualifies for the performance-based compensation exception under Section 162(m). In 2013, no Covered Employee's total compensation exceeded $1,000,000, and it is similarly expected that in 2014 no Covered Employee's compensation will exceed $1,000,000. However, our Board of Directors and the N&CG/C Committee are aware that the future grant of certain equity compensation awards, other than stock options or stock appreciation rights granted without any discount, under our 2010 Performance Incentive Plan to Covered Employees may not qualify as performance-based compensation and therefore this could potentially cause the $1,000,000 deduction limit to be exceeded in future years. Our Board of Directors wishes to retain the flexibility to make such awards if necessary and in light of the amount of compensation historically paid to our Covered Employees, does not anticipate that the compensation deduction limit will affect our executive compensation policies.

We account for stock-based payments including equity awards under our equity incentive plans in accordance with the requirements of FASB ASC No. 718, Compensation –Stock Compensation.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number and percentage ownership of common stock as of March 31, 2014 by:

•	all persons known to us to own beneficially more than 5% of the outstanding shares of our common stock based on reports filed by each such person with the SEC;
•	each of our directors and nominees for director;
•	each of our named executive officers; and
•	all of our executive officers and directors as a group.

Except as otherwise indicated in the footnotes to the table below: (i) each of the persons named has sole voting and investment power with respect to the shares of common stock shown, subject to applicable community property and similar laws; and (ii) the address for each person is c/o NTN Buzztime, Inc., 2231 Rutherford Road, Suite 200, Carlsbad, California 92008.

Name	Number of Shares Beneficially Owned (1)	Percent of Common Stock (1)
Directors and Officers:
Jeff Berg (2)	20,605,887	26.2%
Barry Chandler (3)	325,000	*
Paul Yanover (4)	148,333	*
Mary Beth Lewis (5)	118,333	*
Steve Mitgang (6)	88,333	*
Kirk Nagamine (7)	81,250	*
Tony Uphoff (8)	48,333	*
All of our executive officers and directors as a group (9 persons) (9)	22,144,136	27.7%

5% Shareholders:
Matador Capital Partners, L.P. (2)	20,575,887	26.1%
Manatuck Hill Partners, LLP (10)	6,875,000	8.5%

_________________________________

*less than 1%

(1)	Included as outstanding for purposes of this calculation are 78,722,665 shares of common stock (the amount outstanding as of March 31, 2014) plus, in the case of each particular holder, the shares of common stock subject to options, warrants, or other instruments exercisable for or convertible into shares of common stock within 60 days after March 31, 2014 held by that person, which instruments are specified by footnote. Shares issuable as part or upon exercise of outstanding options, warrants, or other instruments other than as described in the preceding sentence are not deemed to be outstanding for purposes of this calculation.
(2)	Based upon a Schedule 13D/A filed with the SEC on December 27, 2012 and Mr. Berg’s Form 4 filings, the following person and entities beneficially owned the number of shares set forth below:

Entity or Person	Shares Beneficially Owned	Sole Voting Power	Shared Voting Power	Sole Dispositive Power	Shared Dispositive Power
BFK Investments LLC ("BFK")	20,575,887	–	20,575,887	–	20,575,887
Jeffrey A. Berg	20,605,887	30,000	20,575,887	30,000	20,575,887
Matador Capital Partners, L.P. ("Matador")	20,575,887	–	20,575,887	–	20,575,887

Mr. Berg is the Managing Member of BFK. BFK is the general partner of Matador. Each of BFK and Mr. Berg disclaims beneficial ownership in shares of common stock beneficially owned by the other party or by Matador except to the extent of its or his pecuniary interest therein. The address for each of BFK, Mr. Berg and Matador is P.O. Box 55399, St. Petersburg, Florida 33732.

(3)	Includes 75,000 shares subject to options held by Mr. Chandler that are currently exercisable or exercisable within 60 days of March 31, 2014.

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(4)	Includes 48,333 shares subject to options held by Mr. Yanover that are currently exercisable or exercisable within 60 days of March 31, 2014.
(5)	Includes 78,333 shares subject to options held by Ms. Lewis that are currently exercisable or exercisable within 60 days of March 31, 2014.
(6)	Comprised of 88,333 shares subject to options held by Mr. Mitgang that are currently exercisable or exercisable within 60 days of March 31, 2014.
(7)	Comprised of 81,250 shares subject to options held by Mr. Nagamine that are currently exercisable or exercisable within 60 days of March 31, 2014.
(8)	Comprised of 48,333 shares subject to options held by Mr. Uphoff that are currently exercisable or exercisable within 60 days of March 31, 2014.
(9)	The group includes three of our executive officers who are not named executive officers (Ms. Berger, Mr. Cooney and Mr. Khuchua-Edelman). The group does not include Mr. Chandler (a named executive officer, but who is not an executive officer as of March 31, 2014). Includes 1,053,853 shares subject to options held by our directors and executive officers that are currently exercisable or exercisable within 60 days of March 31, 2014 and 33,333 shares subject to restricted stock units held by our executive officers that vest within 60 days of March 31, 2014.
(10)	Based in part upon a Schedule 13G filed with the SEC on February 14, 2014. Includes 1,875,000 shares subject to warrants exercisable within 60 days of March 31, 2014 that were not identified in the Schedule 13G because such warrants were not exercisable within 60 days of the filing of that Schedule 13G. The address for Manatuck Hill Partners, LLC is 1465 Post Road East, Westport, CT 06880.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2013 regarding our compensation plans authorizing us to issue equity securities and the number of securities.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans, excluding securities reflected in column (a)
Equity compensation plans approved by security holders	2,851,000	(1)	$0.47	3,235,000
Equity compensation plans not approved by security holders	3,000,000	(2)	$1.00	–
	5,851,000			3,235,000

________________________________________

(1)	Includes 773,000 shares issuable upon exercise of options and rights granted pursuant to the NTN Buzztime, Inc. 2004 Performance Incentive Plan and 2,078,000 of shares issuable upon exercise of options granted or upon the vesting of restricted stock units granted pursuant to the NTN Buzztime, Inc. 2010 Performance Incentive Plan.
(2)	Includes 3,000,000 shares issuable pursuant to warrants that we granted in connection with the acquisition of assets from i-am TV during 2009.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2012, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years (which was $140,565) and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest except as follows:

During 2012, we entered into a number of agreements described below with Interactive Hospitality, a company owned by Barry Chandler. We appointed Mr. Chandler as our Chief Marketing Officer effective January 2, 2013. He resigned effective January 29, 2014. The terms of his employment agreement and his post-employment consulting agreement are described in “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Mr. Chandler” above.

In August 2012, we entered into a consulting agreement with Interactive Hospitality to perform certain marketing services for us. During 2012, we paid $78,359 for such services. In December 2012, we entered into an intellectual property assignment agreement with Interactive Hospitality pursuant to which we purchased certain assets from Interactive Hospitality for $60,000 in cash. In December 2012, we also entered into a services agreement with Interactive Hospitality pursuant to which it agreed to perform marketing support services for us from January 2013 through October 2013. During 2013, we paid $54,213 for such services.

Company Policy Regarding Related Party Transactions

Pursuant to its charter, our Audit Committee has the responsibility to review and oversee all related party transactions for potential conflicts of interest and other improprieties, and approve any such related party transactions that the Audit Committee deems appropriate.

Indemnity Agreements

We have entered into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that we will indemnify these individuals under certain circumstances against certain liabilities and expenses they may incur in their capacities as our directors or officers. We believe that the use of such indemnity agreements is customary among corporations and that the terms of the indemnity agreements are reasonable and fair to us, and are in our best interests to attract and retain experienced directors and officers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers and persons who own more than 10% of our common stock to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% stockholders also are required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) reports they file. Based solely upon a review of the copies of Section 16(a) reports furnished to us from such persons for their 2013 transactions and on the written representations that no Forms 5 were required, we believe that all Section 16(a) filing requirements were timely met during 2013.

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AUDIT COMMITTEE REPORT

The Audit Committee operates pursuant to a written charter adopted by our Board of Directors and reviewed by the Audit Committee annually. As set forth in its charter, the purpose of the Audit Committee is to oversee our accounting and financial reporting processes and oversee the audits of our financial statements. The responsibilities of the Audit Committee include appointing, providing for the compensation of, retaining, evaluating and overseeing the work of our independent registered public accounting firm. Each of the members of the Audit Committee are independent directors under the NYSE MKT and SEC audit committee structure and membership requirements.

Our management is primarily responsible for the preparation, presentation and integrity of our financial statements, our accounting and financial reporting principles, and internal controls designed to assure compliance with accounting standards and applicable laws and regulations. Our independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

In the performance of its oversight function and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2013 with our management and Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, our independent registered public accounting firm;
•	discussed with Squar Milner the matters that are required to be discussed under the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”), including the matters required by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board;
•	received and reviewed the written disclosures and the letter from Squar Milner required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with Squar Milner its independence from our company;
•	based on the above reviews and discussions, recommended to our Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2013 as filed with the SEC; and
•	instructed Squar Milner that the Audit Committee expects to be advised if there are any subjects that require special attention.

Audit Committee of the Board

Mary Beth Lewis (Chairperson)

Tony Uphoff

Notwithstanding anything to the contrary set forth in any our filings and other documents that might incorporate by reference this Proxy Statement, in whole or in part, the foregoing report of the Audit Committee shall not be incorporated by reference into any such filings or documents.

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PRINCIPAL ACCOUNTING FIRM FEES

Squar, Milner, Peterson, Miranda & Williamson, LLP, or Squar Milner, has served as our independent registered public accounting firm since December 5, 2013. The following table presents fees for professional audit services rendered by Squar Milner for the audit of our annual financial statements for the year ended December 31, 2013 and for fees billed during the year ended December 31, 2013 for other services.

2013
Audit Fees	$94,000
Audit-Related Fees (1)	$2,500
Tax Fees	$–
All Other Fees	$–
$96,500

(1)	Audit-related fees for the year ended December 31, 2013 include professional services related to reviewing our registration statements on Form S-3.

Mayer Hoffman McCann, P.C., or Mayer Hoffman, served as our independent registered public accounting firm for the year ended December 31, 2012 and through December 3, 2013. The following table presents fees for professional audit services rendered by Mayer Hoffman for the audit of our annual financial statements for the year ended December 31, 2012, the three quarterly reviews for 2013 and 2012, and fees billed for 2013 and 2012 for other services rendered by Mayer Hoffman. See “—Change in Auditor,” below.

	2013	2012
Audit Fees	$60,000	$207,000
Audit-Related Fees (1)	$19,000	$8,000
Tax Fees	$–	$–
All Other Fees	$–	$–
	$79,000	$215,000

(1)	Audit-related fees for the year ended December 31, 2013 include professional services related to reviewing our registration statements on Form S-3, services related to our employee benefit plan, and services related to change in auditors. Audit-related fees for the year ended December 31, 2012 include professional services related to our employee benefit plan.

Change in Auditor

On December 3, 2013, we notified Mayer Hoffman that it had been dismissed as our principal independent registered public accounting firm to audit our financial statements. The decision to change our independent registered public accounting firm was approved by the Audit Committee. Mayer Hoffman performed audits of our consolidated financial statements for the years ended December 31, 2012 and 2011. Mayer Hoffman’s reports did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the two years ended December 31, 2012, and from December 31, 2012 through December 3, 2013, there were no (i) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended) between us and Mayer Hoffman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to satisfaction of Mayer Hoffman, would have caused Mayer Hoffman to make reference to the subject matter of such disagreements in connection with its report, or (ii) “reportable events,” as described in Item 304(a)(1)(v) of Regulation S-K, that would require disclosure under Item 304(a)(1)(v) of Regulation S-K. We furnished Mayer Hoffman with a copy of the Current Report on Form 8-K reporting the foregoing prior to it being filed with the SEC, which we filed on December 9, 2013, and we requested that Mayer Hoffman furnish a letter addressed to the SEC stating whether or not it agreed with our statements in the report insofar as they relate to Mayer Hoffman’s audit services and engagement as our independent registered public accounting firm. Mayer Hoffman furnished that letter, a copy of which was attached as an exhibit to the report.

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On December 5, 2013, we notified Squar Milner that it had been selected to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2013. During the two years ended December 31, 2012 and from December 31, 2012 through the engagement of Squar Milner as our independent registered public accounting firm, neither we nor anyone on our behalf consulted Squar Milner regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was provided to us that Squar Milner concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either subject of a disagreement, as that term is defined in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a “reportable event,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted a Pre-Approval Policy whereby all engagements of our independent auditor must be pre-approved by the Audit Committee. The Audit Committee has delegated to its Chairman the authority to evaluate and approve engagements on behalf of the committee in the event that a need arises for pre-approval between committee meetings. If the Chairman approves any such engagements, the Chairman reports that approval to the full committee at the next committee meeting.

All services must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•	the aggregate amount of fees paid for all such services is not more than 5% of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•	such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal years 2013 and 2012, there were no such services that were performed pursuant to the “de minimis exception.”

COMMUNICATIONS WITH DIRECTORS

Stockholders may communicate directly with our Board of Directors or an individual director in writing by sending a letter to our Board of Directors or an individual director c/o the Secretary at: NTN Buzztime, Inc. Board of Directors, 2231 Rutherford Road, Suite 200, Carlsbad, California 92008. Our Secretary will promptly forward the communication to the Chairman of our Board of Directors or the director identified in the communication without any editing or screening.

STOCKHOLDER PROPOSALS FOR 2015 ANNUAL MEETING

To be included in our proxy statement for our 2015 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934 and the requirements of our bylaws.

Our bylaws provide that advance notice of a stockholder’s proposal must be delivered to our Secretary at our principal executive offices not less than 90 calendar days or more than 120 calendar days in advance of the anniversary of the date the proxy statement for the previous year’s annual meeting of stockholders was released to our stockholders. Our bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 30 days after the anniversary of the previous year’s annual meeting, this advance notice must be received no later than the close of business on the later of the 90th day before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

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Stockholders are advised to review applicable SEC rules and our bylaws, which contain additional requirements with respect to submitting stockholder proposals to be included in or proxy materials. Our bylaws are available under the “Corporate Governance” section of the “Investor Relations” section of our corporate website at http://www.buzztimebusiness.com/investor-relations-corporate-governance/. In addition, a copy of the full text of the provisions of our bylaws dealing with stockholder nominations and proposals is available to stockholders from our Secretary upon written request.

Stockholders who wish to submit one or more proposals for inclusion in our proxy statement relating to our 2015 annual meeting of stockholders must submit such proposals so that we receive such proposals at our principal executive offices on or after December 26, 2014 and on or before January 25, 2015. In addition, if we are not notified by January 25, 2015 of a proposal to be brought before our 2015 annual meeting of stockholders by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though such proposal is not discussed in the proxy statement for such meeting.

Selection of Director Nominees

The Nominating and Corporate Governance/Compensation Committee of our Board of Directors will consider candidates for board membership suggested by other board members, management and stockholders. As a stockholder, you may recommend any qualified person for consideration as a nominee for director by writing to the Nominating and Corporate Governance/Compensation Committee of the Board of Directors, c/o NTN Buzztime, Inc., 2231 Rutherford Road, Suite 200, Carlsbad, California 92008. Recommendations must be received on or after December 26, 2014 and on or before January 25, 2015 to be considered for the 2015 annual meeting of stockholders, and must comply with the requirements in our bylaws. Such stockholder’s recommendation must set forth as to each person whom the stockholder proposes to nominate for election as a director the following information:

•	the name, age and contact information of the candidate;
•	a statement of the candidate’s business and educational experience, including relevant dates and past employment and degrees or certifications received;
•	the class and number of shares of the Company that are beneficially owned by the candidate;
•	information regarding the candidate that is sufficient to enable the Nominating and Corporate Governance/Compensation Committee to evaluate the candidate under the board membership criteria described above under the heading “Director Nominations”;
•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;
•	detailed information regarding any relationship or understanding between the candidate and the stockholder who is submitting the candidate’s nomination;
•	the candidate’s signed written consent to serve on the board if elected; and
•	any additional information relating to the candidate as is necessary in order to comply with the solicitations of proxies for the election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934.

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In addition, the recommendation must set forth as to the stockholder making such recommendation, the name and address of such stockholder, the class and number of shares of the Company that are beneficially owned by the stockholder, and any material interest of the stockholder relating to the proposed candidate for director.

The procedures for considering candidates recommended by a stockholder for board membership will be no different than the procedures for candidates recommended by members of our Board of Directors or by management.

ELIMINATING DUPLICATIVE PROXY MATERIALS

The SEC has adopted rules that permit brokers, banks and other nominees to satisfy the delivery requirements of certain documents with respect to two or more stockholders sharing the same address by delivering a single copy of such document addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. Under the householding procedure, we send only one Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to stockholders of record who share the same address and last name, unless one of those stockholders notifies us that the stockholder would like a separate copy of such documents. A separate proxy card is included in the materials for each stockholder of record. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report from the other stockholder(s) sharing your address, please (i) notify your broker, bank or other nominee, (ii) direct your written request to NTN Buzztime, Inc., 2231 Rutherford Road, Suite 200, Carlsbad, California 92008, Attention: Secretary or (iii) contact us by phone at (760) 438-7400. We undertake to deliver promptly, upon any such oral or written request, a separate copy of the Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of these documents was delivered. Similarly, if stockholders sharing the same address are receiving multiple copies of Notice of Annual Meeting of Stockholders, Proxy Statement and Annual Report, and such stockholders would like a single copy to be delivered to them in the future, such stockholders may make such a request by contacting us by the means described above. If you wish to update your participation in householding and your shares are held of record by a broker, bank or other nominee, you may contact your broker, bank, or other nominee or our mailing agent, Broadridge Investor Communications Solutions, at 800-542-1061.

ANNUAL REPORT ON FORM 10-K

At your request, we will furnish, without charge, a complete copy of our Annual Report on Form 10-K (other than exhibits) for our fiscal year ended December 31, 2013. We will furnish any exhibit to our Annual Report on Form 10-K upon the payment of a fee to cover our reasonable expenses in furnishing such exhibit. Written requests for our Annual Report on Form 10-K should be directed to Ms. Kendra Berger, Secretary, at our corporate offices located at 2231 Rutherford Road, Suite 200, Carlsbad, California 92008.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, we do not know of any matter to be acted upon at the Annual Meeting other than the matters described above. If any other matter properly comes before the Annual Meeting, however, the proxy holders will vote the proxies thereon in accordance with their best judgment.

Carlsbad, California

Dated: April 25, 2014

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